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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                              RETIREMENT AGREEMENT

         This Retirement Agreement (the "Agreement") is made as of the 24th day of August, 2004, by and between Robert M. Rhodes ("Executive") and THE ST. JOE COMPANY (the "Employer").

         WHEREAS, Executive has been employed by the Employer since February 1997, most recently as Executive Vice President;

         WHEREAS, Executive has completed his succession plan and other responsibilities prior to the expected date of December 31, 2005 and, as a result, the Executive and the Employer desire and intend to terminate the employment relationship on the date set forth below; and

         WHEREAS, all references to the Employer herein shall include all entities affiliated with the Employer.

         NOW, THEREFORE, Executive and Employer desire, and by this Agreement intend to be legally bound, in consideration of the mutual promises set forth herein, by the following terms:

I.       RETIREMENT

         Executive shall retire and his employment with the Employer shall terminate effective March 1, 2005 ("Retirement Date").

         As set forth on Exhibit A attached hereto, Executive will resign from all officer and director positions of the Employer effective the Retirement Date.

II.      BENEFITS

         A. As consideration for Executive signing this Agreement, the Employer shall pay to Executive in a lump sum payment on the Retirement Date an amount equal to the long term incentive compensation award ("LTIC") set forth in the Long-term Incentive Compensation Agreement between Executive and Employer, dated as of August 21, 2001, such award to be calculated based on the formula set forth in such agreement but without pro-ration. Executive shall also be paid regular salary, bonuses (computed based on past practices), SERP and DCAP benefits, and car allowances through the Retirement Date, and any unused paid time off, in accordance with his existing employment agreement. Executive shall receive full pension credit for the LTIC award. However, Executive shall not be entitled to receive any grants or awards of stock options or restricted stock after the date of this Agreement.
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         B.       Executive shall be eligible for continued participation in the
                  Employer's health plan as provided by law in accordance with the consolidated Omnibus Budget Reconciliation Act (COBRA) Public Law No. 99-972. Participation and coverage in the benefit plans not subject to COBRA provisions shall cease on the Retirement Date.

         C. As consideration for Employer signing this Agreement, Executive has agreed to provide consulting services to Employer through December 31, 2005. Executive and Employer agree to enter into a consulting agreement in the form set forth as Exhibit B.

III.     NON-COMPETITION; NON-SOLICITATION

         A. Executive agrees that after the Retirement Date through December 31, 2005 he will not accept any employment or engage in any representation or consultation that does or may directly or indirectly conflict with or be adverse to any interest of the Employer.

         B. Unless waived in writing by the Employer, the Executive agrees that he will not, directly or indirectly, solicit for employment or attempt to entice away from the Employer any officer, director or employee of the Employer from the date hereof through March 1, 2006.

IV.      RELEASE

         Executive, for Executive and Executive's predecessors, successors, assigns, and heirs, hereby agrees to discharge and release the Employer and, as applicable, each of its direct and indirect parent, subsidiary or affiliated corporations, organizations, representatives, its present or former owners, employees and partners, shareholders, insurers, successors, assigns, clients and counsel from all claims or demands Executive may have based on Executive's employment with the Employer or the termination of that employment. This includes a release of any rights or claims Executive may have based on any facts or events, whether known or unknown by the Executive, that occurred on or before the date of this Agreement, including, without limitation, a release of any rights or claims Executive may have based on:

         A. the Federal Civil Rights Acts of 1966, 1970, 1971, 1964 and 1991, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act of 1990; the Rehabilitation Act of 1973; the Equal Pay Act of 1963; the Worker Adjustment Retraining and Notification Act;

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         B.       the laws of the State of Florida concerning wages, employment and discharge; any local, county or city employment laws; or any other law, rule, regulation or ordinance pertaining to employment, or termination of employment;

         C. claims arising out of any legal restrictions of the right to terminate the Employer's employees such as wrongful or unlawful discharge or related causes of action;

         D.       intentional infliction of emotional distress; or

         E. violations of any contract express or implied, except for violations of this Agreement as excepted in Section V.

V.       NO FUTURE LAWSUITS, COMPLAINTS OR CLAIMS

         Except for legal action to enforce Executive's rights granted in
         Section II and to obtain an interpretation of any provision of this Agreement, Executive promises never to file any petitions, charges, complaints, grievances, lawsuits, or related documents with any judicial or administrative agency or union relating to any matter released herein concerning the Employer, Executive's employment with the Employer, or Executive's retirement therefrom. If any such actions are filed on his behalf, Executive shall not accept any relief or recovery from such action.

         In the event that the Employer performs its obligations under this Agreement and is required to defend a discrimination lawsuit or charge of discrimination filed by Executive or on his behalf that is in breach of this Agreement, Executive shall be liable for all reasonable expenses (including reasonable discovery and other court costs and reasonable attorneys' fees) incurred in defending the same, regardless of the outcome. In the event that the Employer takes appropriate action pursuant to Executive's breach of any provision of this Agreement, all of his other obligations under this Agreement shall remain in full force.

VI.      PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT

         If Executive is over the age of 40, Executive confirms that Executive has been given twenty-one (21) days to review and consider this Agreement before signing it. Executive understands that Executive may use as much or as little of this period as Executive wishes prior to signing.

VII.     EXECUTIVE'S RIGHT TO REVOKE AGREEMENT

         If this Agreement is signed by Executive and returned to the Employer within the time specified in Section VI, Executive may revoke this Agreement within seven (7) calendar days of the date of the Executive's signature. Revocation can be made by delivering a written notice of revocation to the Employer, attention

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         Rachelle Gottlieb. For this revocation to be effective, written notice must be received no later than close of business on the seventh (7th) calendar day (or next business day thereafter) after Executive signs this Agreement. If Executive revokes this Agreement, it shall not be effective or enforceable and Executive will not receive the payments described in Section II.

IX.      TAXES

         Executive is responsible for any tax liability associated with payments provided under this Agreement. The Employer has the right to withhold taxes from such payments to the extent required by law.

X.       RETURN OF EMPLOYER PROPERTY; BUSINESS EXPENSES

         Executive shall return to the Employer all Employer property, including, but not limited to, keys, credit cards, badges, files, records, computer access codes, computer programs, instruction manuals, documents, business plans, financial projections and other property which he received or prepared or helped to prepare in connection with his employment with the Employer, and also agrees to assign to the Employer all right, title and interest in such property, and any other inventions, discoveries, or works of authorship created by him during (but not after) the course of his employment with the Employer. Executive shall cooperate with any reasonable request of the Employer to perfect the Employer's right, title and interest in such property.

         Executive agrees that he will timely submit all requests for business expense reimbursements and pay all balances on his corporate credit card incurred prior to the Retirement Date.

XI.      SEVERABILITY AND JUDICIAL RESTATEMENT

         Executive and the Employer agree that the provisions of this Agreement are severable and divisible. In the event any portion of this Agreement is determined to be illegal or unenforceable, the remaining provision of this Agreement shall remain in full force and effect.

XII.     MISCELLANEOUS

         This Agreement supercedes and terminates all prior employment, severance and long-term incentive compensation agreements between Executive and Employer effective the Retirement Date. This Agreement and the Consulting Agreement constitute the entire agreement between Executive and Employer with respect to Executive's retirement. Executive's option agreements shall remain in full force and effect on and after the Retirement Date.

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         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws thereunder.

         The captions of this Agreement are not part of the provisions hereof and shall not have any force or effect.

         This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         Nothing contained in this Agreement is intended to be, or shall be construed to be, an admission of any liability by any party or an admission of the existence of any facts upon which liability could be based.

         Executive acknowledges and represents that Executive has voluntarily executed this Agreement.

         The parties agree to indemnify one another for any costs, losses, damages, or expenses, including attorneys fees, which arise from the breach of this Agreement.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF CERTAIN KNOWN AND UNKNOWN CLAIMS INCLUDING THOSE PURSUANT TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, AND OTHER LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

                                      THE ST. JOE COMPANY


                                      By: _______________________________
                                               Rachelle Gottlieb
                                               Vice President
                                               Human Resources


                                      ----------------------------------
                                               Robert M. Rhodes

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                                                                       EXHIBIT A

                                   RESIGNATION

         The undersigned hereby resigns from all positions, including without limitation those of officer and director, of The St. Joe Company and of all corporations, limited partnerships, limited liability companies and other entities affiliated with The St. Joe Company, effective March 1, 2005.

                                             ----------------------
                                             Robert M. Rhodes

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                                                                       EXHIBIT B

AGREEMENT NO. _______________

                       AGREEMENT FOR PROFESSIONAL SERVICES
                              [CORPORATE SERVICES]

     THIS AGREEMENT (this "Agreement") shall be effective as of March 1, 2005, between THE ST. JOE COMPANY, a Florida corporation, with an address of 245 Riverside Avenue, Suite 500, Jacksonville, Florida 32202 ("Company"), and Robert
M. Rhodes, with an address of ______________ ("Consultant").

-        Company Contacts:

         Peter Rummell
         Kevin Twomey
         Christine M. Marx
         Chris Corr

-        Telephone Number:

         (904) 301-4200

                                   WITNESSETH:

         WHEREAS, Company and Consultant have entered into a Retirement Agreement, dated as of August 24, 2004 (the "Retirement Agreement") which was signed by Company in consideration for Consultant entering into this Agreement with Company; and

         WHEREAS, Company desires to retain consultant to perform the services described herein, and Consultant desires to be retained to perform such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. TERM. This Agreement shall commence March 2, 2005 and terminate December 31, 2005.

         2. SCOPE OF SERVICES. Consultant shall promptly and professionally perform legal and public affairs services as requested by any of the Company Contacts identified above from time to time for up to 10 hours per month through December 31, 2005 (the "Services").

         3. COMPENSATION. As set forth above, Consultant is providing the Services in consideration for Company entering into the Retirement Agreement. No

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                  additional compensation will be paid to Consultant for the performance of the Services. Notwithstanding the foregoing, it is understood that Consultant will be compensated for other services not covered by this Agreement for which he may be hired by the Company pursuant to a separate agreement.

         4. REIMBURSABLE EXPENSES. Reimbursable Expenses will be reimbursed by Company. For purposes of this Agreement, "Reimbursable Expenses" are defined as reasonable actual expenditures incurred by Consultant in connection with the performance of the Services. All Reimbursable Expenses shall be reimbursed at actual cost, without mark-up by Consultant. All Reimbursable Expenses incurred externally by Consultant shall be documented to Company by original invoices or receipts. All Reimbursable Expenses incurred internally by Consultant shall be documented in a manner acceptable to Company (i.e. copy logs, etc.)

         5.       CONFIDENTIALITY OF MATERIAL.


                  a. Confidentiality Obligation. Consultant may, during the course of providing the Services, have access to and acquire knowledge regarding Company's assets, business, plans, strategies, customers, materials, data, systems and other information of or with respect to Company, its direct and indirect subsidiaries and affiliated companies and officers, directors, employees or agents of Company and such subsidiaries and affiliates, which may not be accessible or known to the general public. Any knowledge regarding the foregoing acquired by Consultant through his engagement hereunder, and any product or material produced for or in connection with this Agreement, shall not be used, published or divulged by Consultant to any other person, firm or corporation in any manner or connection whatsoever without Consultant first having obtained written permission of the Company, which permission Company may withhold in its sole discretion. Consultant specifically agrees that the foregoing confidentiality obligation applies to any information acquired by or disclosed to Consultant in any document provided to Consultant by Company.

                  b. Return of Materials. At Company's request, Consultant shall promptly deliver to Company all materials provided to Consultant prior to and during the term of this Agreement.

                  c. Survival. The provisions of this Section shall survive the expiration or earlier termination of this Agreement.

         6.       CONFLICT OF INTEREST.

                  a. During the term of this Agreement, Consultant agrees not to accept any employment or engage in any representation or consultation that does or may directly or indirectly conflict with or be adverse to any interest of

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                           Company, including without limitation, any employment
                           by or representation of a government entity or agency that regulates Company or in which any of Company's land is located.

         7.       PROMOTION.

                  a. No Use of Name. Consultant shall acquire no right under this Agreement to use, and without Company's prior written consent Consultant shall not use, the name of Company or any of its related, affiliated or subsidiary companies (i) in any of Consultant's advertising, publicity or promotional materials, (ii) to express or imply any endorsement by Company of Consultant's services, or (iii) in any other manner whatsoever, whether or not similar to the uses specifically prohibited herein.

                  b. Ownership of Work Product. Title to all tangible work product produced by Consultant pursuant to this Agreement shall become and remain the sole and exclusive property of Company. To the extent the Services performed under this Agreement produce or include copyrightable materials or designs, such deliverables are work made for hire for Company as the author, creator, or inventor thereof upon creation, and Company shall have all rights therein pertaining, including, without limitation, rights of reproduction. This provision shall be construed as and constitute a complete assignment to Company of any and all rights Consultant may have (if any) in this regard. The Consultant acknowledges that Company is the motivating force and factor, and for purposes of copyright or patent, has the right to such copyrightable or patentable deliverables produced by Consultant under this Agreement.

                  c. Deliverables. Consultant shall submit all deliverables to Company upon completion thereof unless it is necessary for Consultant, in Company's sole discretion, to retain possession for a longer period of time. If Consultant's services are terminated prior to the expiration of this Agreement, Consultant shall immediately deliver to Company all deliverables, regardless of the stage of completion. Company shall have and retain all rights to use any and all deliverables. Consultant may retain copies of such deliverables for her permanent records, provided such documents are not used by Consultant for any purpose or shown or given to any third party without Company's express prior written consent, which consent may be withheld at Company's sole discretion.

                  d. Survival. The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement.

         8. WARRANTY. Consultant hereby represents that he shall comply with applicable laws, including professional registration for all required basic disciplines; and that he shall perform said services in accordance with generally accepted professional

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                  standards and in expeditious and economical manner consistent with the best interests of the Company.

         9.       ASSIGNMENT & AGENCY.

                  a. No Assignment. This Agreement is for the personal services of Consultant and may not be assigned by Consultant, and it shall not be assignable by operation of law without the prior written consent of Company, which consent Company may withhold in its sole discretion. All work shall be performed by Consultant.

                  b. Independent Contractor. It is the express intention of the parties that Consultant is an independent contractor and not an employee, agent, joint venturer or partner of Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Company and Consultant. Both parties acknowledge that Consultant is not an employee for state or federal tax purposes. Subject to Section 6 of this Agreement, Consultant shall retain the right to perform services for others during the term of this Agreement. Since Consultant is not Company's employee, Consultant is responsible for paying all required state and federal taxes. In particular:

                           i. Company shall not withhold FICA (Social Security) from Consultant's payments;

                           ii. Company will not make state or federal unemployment insurance contributions on Consultant's behalf;

                           iii. Company will not withhold state or federal income tax from payments to Consultant;

                           iv. Company will not make disability insurance contributions on behalf of Consultant; and

                           v.       Company will not obtain workers'
                                    compensation insurance on behalf of
                                    Consultant.

                  c. W-9. Consultant shall complete, execute and deliver to Company, a Request for Taxpayer Identification and Certification Form (W-9) no later than March 2, 2005.

         10. TERMINATION. Notwithstanding anything to the contrary herein, Company shall have the right, in its sole discretion and with or without cause, to terminate this Agreement upon three (3) days' prior written notice to Consultant. In the event of such termination, Company's sole obligation and liability to Consultant shall be to pay for authorized Reimbursable Expenses incurred through the date of

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                  such termination for which Consultant shall invoice Company in accordance with the terms of this Agreement.

         11. NO THIRD PARTY BENEFICIARIES. It is the intention of the parties hereto that no person or entity other than a party hereto shall be entitled to bring any action to enforce any provision of this Agreement against the other party hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall, unless provided otherwise, be solely for the benefit of, and shall be enforceable only by the parties hereto and their respective successors and permitted assigns.

         12. ATTORNEYS' FEES. In the event that either party brings an action at law or any other proceeding against the other party to enforce any of the terms, covenants or conditions hereof, or by reason of any breach or default hereunder, the party prevailing in any such action or proceeding shall be paid all costs and reasonable attorneys' fees by the other party in such amounts as shall be set by the court, at trial and on appeal.

         13. DETERMINATION OF DISPUTES. Any disputes, differences, claims or counterclaims between Company and Consultant shall be submitted to the appropriate court in the County of Duval, State of Florida, having jurisdiction over the subject matter, it being specifically agreed that venue shall be Duval County for all disputes. In any such dispute, Consultant agrees to out-of-state service in accordance with the applicable rules of civil procedure and state law. This Agreement shall be governed by, and be construed in accordance with, the laws of the State of Florida without regard to principles of conflicts of law. COMPANY AND CONSULTANT EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING HEREUNDER.

         14. NOTICES. Any notice, demand, consent, authorization, request, approval or other communication that any party is required, or may desire, to give to or make upon the other party pursuant to this Agreement ("Notice") shall be effective only if in writing, signed by the party giving Notice and delivered personally to the other parties or sent by express 24-hour guaranteed courier or delivery service or by certified mail of the United States Postal Service, postage prepaid and return receipt requested, addressed to the other party as follows (or to such other place as any party may by Notice to the others specify):

                  TO COMPANY:

                  The St. Joe Company
                  Attn: Christine M. Marx
                  245 Riverside Avenue, Suite 500
                  Jacksonville, Florida 32202
                  Telephone Number: 904-301-4450

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                  TO CONSULTANT: At the address shown on the front page of this agreement

                  Notice shall be deemed given when received, except that if delivery is not accepted, Notice shall be deemed given on the date of such non-acceptance.

         15. PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

         16. CAPTIONS. The captions contained in this Agreement are inserted for convenience of reference only and shall not be construed in any manner for the purpose of interpreting the provisions hereof.

         17. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Consultant for Company, and contains all the covenants and agreements between the parties with respect to the rendering of such services. Any modification of this Agreement will be effective only if in writing signed by both parties.

         IN WITNESS WHEREOF, Company and Consultant have caused this Agreement to be duly executed on the date set forth below.

"COMPANY"

                                       "CONSULTANT"

THE ST. JOE COMPANY,
a Florida corporation                  Robert M. Rhodes

______________________________         _____________________________
Authorized Signature                   Authorized Signature

______________________________         _____________________________
Printed Name                           Printed Name

______________________________         _____________________________
Title                                  Date
______________________________         _____________________________
Date                                   FEIN/SS #

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